Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER AND FIRST HALF 2012 FINANCIAL RESULTS

Second quarter revenues of $50.5 million, Adjusted EBITDA of $5.4 million and Diluted Adjusted EPS of $0.06

Record first half revenues despite currency headwinds; Continued focus on reducing leverage

Reaffirms full year guidance of constant currency growth of revenues between 6-8% and Adjusted EBITDA between 10%-15%

STAMFORD, Conn., August 9, 2012 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the second quarter ended June 30, 2012.

“Despite macroeconomic headwinds in Europe and the impact of a strengthening dollar, we are very pleased with our second quarter performance, which capped a solid first half of 2012 with revenues up 9% in constant currency terms versus the prior year,” said Michael Connors, Chairman and Chief Executive Officer, ISG. “A key highlight in the quarter was our Managed Services business, where we signed $8 million in multi-year contracts, recording their best quarterly results since being launched.”

Second Quarter 2012 Results

ISG reported second quarter revenues of $50.5 million, an increase of 5% in constant currency (0.4% on a reported basis) or up $0.2 million from $50.3 million in the second quarter of 2011.  The strengthening dollar negatively impacted revenue by $2.2 million in the quarter compared to the prior year. Revenues were $27.2 million in the Americas up 22% and $7.1 million in Asia Pacific up 24% offsetting an 18% decline to $16.2 million in Europe; growth rates are in constant currency.

ISG reported operating income of $2.3 million for the second quarter of 2012.  This compares to operating income of $2.5 million in the second quarter of 2011.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) was $2.4 million, or $0.06 per share on a diluted basis, compared with an adjusted net income of $2.6 million, or $0.07 in the prior year’s second quarter. Reported diluted earnings per share (EPS) was $0.02 per share, the same as for the second quarter of 2011.

Second quarter adjusted EBITDA (a non-GAAP measure defined as earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges) of $5.4 million compared with $6.1 million in the second quarter 2011.  Currency negatively affected adjusted EBITDA by $0.3 million versus the prior year period.  Adjusted EBITDA for the second quarter of 2011 included $0.4 million in restructuring costs.   Headcount increased by 33 in the quarter to 765, as investments in people were made to support projected business demands.

First Half 2012 Results

ISG reported during the first half 2012 revenues of $96.8 million, an increase of 9% in constant currency (6% on a reported basis) or up $5.8 million from $90.9 million in the first half of 2011.  The strengthening dollar negatively impacted revenue by $2.7 million in the first half compared to the prior year.  Revenues were $51.1 million in the Americas up 22% and $13.9 million in Asia Pacific up 27% offsetting a 9% decline in Europe to $31.8 million; growth rates are in constant currency.

Operating income for the first six months of 2012 was $2.5 million, a $5.1 million increase from a first half 2011 operating loss of $2.7 million. ISG’s first half 2012 adjusted net income totaled $3.4 million an increase of $0.9 million from first half 2011 adjusted net income of $2.5 million. Reported diluted EPS for the first half of 2012 was $0.01, which was up from a loss of $0.04 in the first half of 2011. Diluted adjusted EPS for the first half of 2012 was $0.09 compared with $0.07 in the first half of 2011.

Adjusted EBITDA for the first half of 2012 of $8.4 million compares to $4.5 million of adjusted EBITDA in the first half 2011.  Excluding $2.5 million in deal-related and restructuring costs in 2011 and the $0.6 million negative impact of currency translation, first half adjusted EBITDA rose 27% versus the prior year period.

Reaffirms Full Year Constant Currency Growth in Revenues and EBITDA

“We are reaffirming our full year guidance for constant currency growth in revenue of between 6-8% and adjusted EBITDA of between 10-15% from 2011,” added Michael Connors.  “Our guidance is based on the first half performance, the healthy activity we see in our global sales pipeline, and the visibility resulting from our multi-year contracts.  We continue, however, to remain cautious about the macroeconomic environment, particularly in Europe, and we are carefully monitoring developments.”

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $14.2 million at June 30, 2012, a net decrease of $2.8 million from March 31, 2012.  The decrease in cash balances was principally attributable to the non-operating use of cash, including $1.75 million in debt repayments and a $2.0 million acquisition earn-out payment.  Total outstanding debt at June 30, 2012 was $66.6 million compared with $68.3 million at March 31, 2012.

Conference Call

ISG has scheduled a Second Quarter and First Half Results conference call at 9:00 a.m. Eastern Time, Friday, August, 10 2012, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-452-4030 or for international callers 001-719-325-2173.  The access code is 4060670.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 700 employees and operates in 21 countries. For additional information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2012 and June 30, 2011.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2011, which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues	$50,474	$50,253	$96,756	$90,911
Operating expenses
Direct costs and expenses for advisors	29,450	27,718	56,796	51,948
Selling, general and administrative	16,487	17,163	33,095	36,067
Depreciation and amortization	2,256	2,859	4,413	5,570
Operating income (loss)	2,281	2,513	2,452	(2,674)
Interest income	12	5	26	35
Interest expense	(958)	(793)	(1,711)	(1,675)
Foreign currency transaction gain	87	163	7	200

Income (loss) before taxes	1,422	1,888	774	(4,114)
Income tax provision (benefit)	606	1,201	530	(2,756)
Net income (loss)	$816	$687	$244	$(1,358)

Weighted average shares outstanding:
Basic	36,122	36,376	36,235	36,240
Diluted	37,962	38,379	37,155	36,240

Earnings (loss) per share:
Basic	$0.02	$0.02	$0.01	$(0.04)
Diluted	$0.02	$0.02	$0.01	$(0.04)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net income (loss)	$816	$687	$244	$(1,358)
Plus:
Interest expense (net of interest income)	946	788	1,685	1,640
Income taxes	606	1,201	530	(2,756)
Depreciation and amortization	2,256	2,859	4,413	5,570
Foreign currency transaction	(87)	(163)	(7)	(200)
Non-cash stock compensation	834	750	1,524	1,627
Adjusted EBITDA (1) (2)	$5,371	$6,122	$8,389	$4,523

Net income (loss)	$816	$687	$244	$(1,358)
Plus:
Non-cash stock compensation	834	750	1,524	1,627
Intangible amortization	1,787	2,496	3,575	4,841
Foreign currency transaction	(87)	(163)	(7)	(200)
Tax effect (3)	(963)	(1,172)	(1,935)	(2,382)
Adjusted net income	$2,387	$2,598	$3,401	$2,528

Weighted average shares outstanding:
Basic	36,122	36,376	36,235	36,240
Diluted	37,962	38,379	37,155	36,240

Adjusted earnings per share:
Basic	$0.07	$0.07	$0.09	$0.07
Diluted (4) (5)	$0.06	$0.07	$0.09	$0.07

(1)   Adjusted EBITDA excluding $0.4 million of restructuring for the second quarter of 2011 totaled $6.5 million.

(2)   Adjusted EBITDA excluding $1.0 million of deal costs and $1.5 million of restructuring for the first six months of 2011 totaled $7.0 million.

(3)   Marginal tax rate of 38.0% applied.

(4)   Adjusted earnings per share excluding $0.4 million of restructuring for the second quarter of 2011 totaled $0.07.

(5)   Adjusted earnigs per share excluding $1.0 million of deal costs and $1.5 million of restructuring for the first six months of 2011 totaled $0.11.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2012	Three Months Ended	Constant currency	June 30, 2011
	June 30, 2012	impact (1)	Adjusted	June 30, 2011	impact (1)	Adjusted
Revenue	$50,474	$2,408	$52,882	$50,253	$254	$50,507
Operating income	$2,281	$491	$2,772	$2,513	$174	$2,687
Adjusted EBITDA	$5,371	$498	$5,869	$6,122	$175	$6,297
Adjusted EBITDA (2)	$5,371	$498	$5,869	$6,510	$175	$6,685

			Six Months Ended			Six Months Ended
	Six Months Ended	Constant currency	June 30, 2012	Six Months Ended	Constant currency	June 30, 2011
	June 30, 2012	impact (1)	Adjusted	June 30, 2011	impact (1)	Adjusted
Revenue	$96,756	$3,988	$100,744	$90,911	$1,248	$92,159
Operating income (loss)	$2,452	$845	$3,297	$(2,674)	$263	$(2,411)
Adjusted EBITDA	$8,389	$856	$9,245	$4,523	$266	$4,789
Adjusted EBITDA (3)	$8,389	$856	$9,245	$7,009	$266	$7,275

(1) Foreign currency rates as of July 31, 2011 used for constant currency translation.

(2) Excluding $0.4 million of restructuring for the second quarter of 2011.

(3) Excluding $1.0 million of deal costs and $1.5 million of restructuring for the first six months of 2011.